UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 26, 2016

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
SIGNATURE	4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2016, the Board of Directors of Ensco plc (the “Company”) adopted a form of change in control severance agreement (the “Agreement”) for the Company’s executive officers, including P. Carey Lowe, Jonathan Baksht and Steven J. Brady. Under the terms of the Agreement, if a change in control occurs and the Company terminates the applicable executive’s employment, other than for cause, or the executive terminates employment for good reason, in either case during the three months preceding or twelve months following the date of the change of control, the executive will be entitled to the following:

•
a payment of the executive’s base salary and all other earned but unpaid cash compensation or entitlements due to the executive through (and including) the executive’s termination date, including any unused accrued vacation pay and reimbursable business expenses in accordance with the policies, standards and/or procedures maintained by the Company for such purposes;

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a lump sum payment equal to the sum of: (a) the executive’s annual base salary through the date of termination, (b) an amount equal to two times (in the case of Mr. Lowe) or one times (in the case of Messrs. Baksht and Brady) the executive’s highest annual base salary in effect at any time within 12 months preceding the change in control, and (c) an amount equal to two times (in the case of Mr. Lowe) or one times (in the case of Messrs. Baksht and Brady) the executive’s target bonus under the Company’s cash incentive plan for the year in which the change in control occurs; and

•
continued group health plan coverage at the same rate that is then being charged to similarly-situated active employees for a period of one year following the termination of employment, provided such obligation is terminated during any period in which the applicable executive is eligible for group medical coverage provided by another employer.

Prior to the receipt of benefits under the Agreement, an executive must execute a release of claims against the Company. The Agreement also includes customary confidentiality and non-disparagement covenants. The Agreement does not provide for any excise tax gross-ups. The initial term of the Agreement will end on December 31, 2016, subject to automatic annual renewal unless either party gives notice to terminate the Agreement sixty days prior to the end of the initial period or any renewal period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date:	January 29, 2016	/s/ Tommy E. Darby Tommy E. Darby Controller

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